NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES FOURTH QUARTER AND FULL YEAR 2022 RESULTS; PROVIDES 2023 GUIDANCE
Reduced debt by over $1.0 billion in 2022, improving financial strength and enhancing resilience through commodity cycles

SPRING, Texas – February 23, 2023 – Southwestern Energy Company (NYSE: SWN) (the “Company” or “Southwestern Energy”) today announced financial and operating results for the fourth quarter and full-year 2022 and provided 2023 guidance.

“In 2022, the Company delivered results that both strengthened its financial position and demonstrated the tangible benefits of its expanded and improved asset base. Financially, we repaid over $1 billion of debt, lowering leverage into our target range and secured upgrades to one-notch below investment grade from all three agencies while also initiating a share repurchase program. Operationally, we delivered results above plan including successful integration of our Haynesville assets and performance improvements in our first year of operations,” said Bill Way, Southwestern Energy President and Chief Executive Officer.

“Given near-term market conditions, we have proactively moderated activity, resulting in slightly lower expected production for 2023, and have the flexibility and optionality in our business to adjust as needed. In addition, we expect to drive improved capital efficiency and cost reductions across our operations. We believe the Company’s deep, high-quality inventory, advantaged access to growing demand centers including LNG, and financial strength position it to capitalize on structurally supportive longer-term natural gas fundamentals and generate sustainable free cash flow through the cycle,” continued Way.

2022 Highlights
•Generated $3.2 billion net cash provided by operating activities, $1.8 billion net income and $1.5 billion adjusted net income (non-GAAP)
–Adjusted EBITDA (non-GAAP) of $3.3 billion and free cash flow (non-GAAP) of $848 million
•Reduced total debt by over $1.0 billion, including the repayment of Term Loan B in December 2022, lowering leverage to 1.3x net debt to adjusted EBITDA (non-GAAP)
•Repurchased $125 million of common stock
•Received ratings upgrades to one-notch below investment grade from all three credit agencies; positive outlook by Fitch in August 2022 and S&P in January 2023
•Reported proved reserves of 21.6 Tcfe; post-tax PV-10 of $37.6 billion and pre-tax PV-10 (non-GAAP) of $46.4 billion using SEC prices
•Produced 1.7 Tcfe, or 4.7 Bcfe per day, including 4.2 Bcf per day of natural gas and 97 MBbls per day of liquids
•Successfully integrated Haynesville acquisitions and delivered performance improvements in first year of operations
•Announced a longer-term GHG reduction target and achieved responsibly sourced gas certification for all production

2023 Guidance
The Company’s 2023 plan continues to optimize economic returns and cash flow and maintain financial strength through the cycle. The Company expects to deliver further operational efficiencies and cost reductions to partially offset the anticipated inflationary environment. Highlights are presented below; full guidance is available in the attachments to this press release and on the Company’s website.

•Production of approximately 4.6 Bcfe per day, including approximately 4.0 Bcf per day of natural gas and 100 MBbls per day of liquids
•Capital investment of $2.2 to $2.5 billion inclusive of $200 to $220 million in capitalized interest and expense
•Expect to average 10 – 11 rigs and 4 – 5 frac fleets, down from 13 rigs and 5 fleets in 2022
•Estimate 138 to 148 gross operated wells to sales including 70 to 75 in the Haynesville with an average lateral length of approximately 8,500 feet and 68 to 73 in Appalachia with an average lateral length of greater than 15,000 feet
•Basis protected for approximately 90% of expected natural gas production
–Haynesville protected through firm sales and transportation to Gulf Coast and LNG corridor
–Appalachia natural gas basis protected from in-basin basis exposure through transportation portfolio, firm sales agreements, and financial basis hedges

2022 Fourth Quarter and Full Year Results
Results include the impacts of the Indigo and GEP acquisitions, which closed on September 1, 2021 and December 31, 2021, respectively.

FINANCIAL STATISTICS	For the three months ended		For the years ended
	December 31,		December 31,
(in millions)	2022	2021	2022	2021
Net income (loss)	$2,901	$2,361	$1,849	$(25)
Adjusted net income (non-GAAP)	$287	$318	$1,479	$831
Diluted earnings (loss) per share	$2.63	$2.31	$1.66	$(0.03)
Adjusted diluted earnings per share (non-GAAP)	$0.26	$0.31	$1.33	$1.05
Adjusted EBITDA (non-GAAP)	$732	$671	$3,283	$1,779
Net cash provided by operating activities	$958	$533	$3,154	$1,363
Net cash flow (non-GAAP)	$677	$633	$3,057	$1,655
Total capital investments (1)	$537	$292	$2,209	$1,108
Free cash flow (non-GAAP)	$140	$341	$848	$547
(1)Capital investments on the cash flow statement include an increase of $44 million and an increase of $7 million for the three months ended December 31, 2022 and 2021, respectively, and an increase of $88 million and an increase of $70 million for the years ended December 31, 2022 and 2021, respectively, relating to the change in accrued expenditures between periods.

Fourth Quarter 2022 Financial Results
For the quarter ended December 31, 2022, Southwestern Energy recorded net income of $2.9 billion, or $2.63 per diluted share. Adjusting for the impact of the Company’s unsettled derivatives, tax valuation allowance and other one-time items, adjusted net income (non-GAAP) was $287 million, or $0.26 per diluted share, and adjusted EBITDA (non-GAAP) was $732 million. Net cash provided by operating activities was $958 million, net cash flow (non-GAAP) was $677 million, and free cash flow (non-GAAP) was $140 million.

As indicated in the table below, fourth quarter 2022 weighted average realized price, including $0.26 per Mcfe of transportation expenses, was $5.45 per Mcfe, excluding the impact of derivatives. Including derivatives, the weighted average realized price for the quarter was up 2% from $2.81 per Mcfe in 2021 to $2.88 per Mcfe in 2022 primarily due to higher commodity prices, including a 7% increase in NYMEX and a 7% increase in WTI, partially offset by the impact of settled derivatives. Fourth quarter 2022 weighted average realized price before transportation expense and excluding derivatives was $5.71 per Mcfe.

Full Year 2022 Financial Results
For the year ended December 31, 2022, the Company recorded net income of $1,849 million, or $1.66 per diluted share. Adjusting for the impact of the Company’s tax valuation allowance and other one-time items, adjusted net income (non-GAAP) was $1,479 million, or $1.33 per diluted share, and adjusted EBITDA (non-GAAP) was $3,283 million. Net cash provided by operating activities was $3,154 million, net cash flow (non-GAAP) was $3,057 million, and free cash flow (non-GAAP) was $848 million.

In 2022, the Company primarily utilized free cash flow generated to reduce its debt balance. As of December 31, 2022, Southwestern Energy had total debt of $4.4 billion and net debt to adjusted EBITDA (non-GAAP) of 1.3x. This compares to total debt of $5.4 billion as of December 31, 2021. At the end of 2022, the Company had $250 million of borrowings under its revolving credit facility and $110 million in outstanding letters of credit.

On December 30, 2022, the Company repaid its Term Loan B using cash on hand and borrowings on its revolving credit facility. On January 27, 2023 the Company delivered notice to the holders of its 7.75% Senior Notes due 2027 that it intends to redeem such notes on February 26, 2023, utilizing cash on hand and borrowings under its revolving credit facility.

The Company is currently one-notch below an investment grade credit rating by all three credit agencies. In January 2023, S&P updated Southwestern Energy to positive outlook, joining Fitch, which updated the Company to positive outlook in August 2022.

In 2022, the Company repurchased 17.3 million shares of its common stock for a total cost of approximately $125 million. In the fourth quarter of 2022, the Company repurchased 3.6 million shares of its common stock for a total cost of approximately $25 million.

As indicated in the table below, for the full year 2022, weighted average realized price, including $0.25 per Mcfe of transportation expenses, was $6.10 per Mcfe, excluding the impact of derivatives. Including derivatives, the weighted average realized price for the quarter was up 21% from $2.53 per Mcfe in 2021 to $3.06 per Mcfe in 2022 primarily due to higher commodity prices, including a 73% increase in NYMEX and a 39% increase in WTI, partially offset by the impact of settled derivatives. In 2022, the weighted average realized price before transportation expense and excluding derivatives was $6.35 per Mcfe.

Realized Prices	For the three months ended December 31,		For the years ended December 31,
(includes transportation costs)
	2022	2021	2022	2021
Natural Gas Price:
NYMEX Henry Hub price ($/MMBtu) (1)	$6.26	$5.83	$6.64	$3.84
Discount to NYMEX (2)	(0.79)	(0.73)	(0.66)	(0.53)
Realized gas price, excluding derivatives ($/Mcf)	$5.47	$5.10	$5.98	$3.31
Gain on settled financial basis derivatives ($/Mcf)	0.17	0.05	0.08	0.09
Loss on settled commodity derivatives ($/Mcf)	(2.98)	(2.55)	(3.27)	(1.12)
Realized gas price, including derivatives ($/Mcf)	$2.66	$2.60	$2.79	$2.28
Oil Price:
WTI oil price ($/Bbl) (3)	$82.65	$77.19	$94.23	$67.92
Discount to WTI (4)	(7.71)	(8.27)	(7.28)	(9.12)
Realized oil price, excluding derivatives ($/Bbl)	$74.94	$68.92	$86.95	$58.80
Realized oil price, including derivatives ($/Bbl)	$46.15	$42.03	$50.83	$40.48
NGL Price, per Bbl:
Realized NGL price, excluding derivatives ($/Bbl)	$25.52	$36.79	$34.35	$28.72
Realized NGL price, including derivatives ($/Bbl)	$23.40	$21.44	$26.52	$18.20
Percentage of WTI, excluding derivatives	31%	48%	36%	42%
Total Weighted Average Realized Price:
Excluding derivatives ($/Mcfe)	$5.45	$5.36	$6.10	$3.74
Including derivatives ($/Mcfe)	$2.88	$2.81	$3.06	$2.53
(1)Based on last day settlement prices from monthly futures contracts.
(2)This discount includes a basis differential, a heating content adjustment, physical basis sales, third-party transportation charges and fuel charges, and excludes financial basis derivatives.
(3)Based on the average daily settlement price of the nearby month futures contract over the period.
(4)This discount primarily includes location and quality adjustments.

Operational Results
Total production for the quarter ended December 31, 2022 was 427 Bcfe, comprised of 87% natural gas, 11% NGLs and 2% oil. Production totaled 1.7 Tcfe for the year ended December 31, 2022.

Capital investments in the fourth quarter of 2022 were $537 million, bringing full year capital investment to $2,209 million. The Company brought 133 wells to sales, drilled 138 wells and completed 139 wells during the year.

	For the three months ended		For the years ended
	December 31,		December 31,
	2022	2021	2022	2021
Production
Gas production (Bcf)	372	331	1,520	1,015
Oil production (MBbls)	1,187	1,388	4,993	6,610
NGL production (MBbls)	8,001	7,685	30,446	30,940
Total production (Bcfe)	427	385	1,733	1,240

Average unit costs per Mcfe
Lease operating expenses (1)	$1.00	$0.96	$0.98	$0.95
General & administrative expenses (2)(3)	$0.10	$0.08	$0.09	$0.10
Taxes, other than income taxes	$0.16	$0.12	$0.15	$0.11
Full cost pool amortization	$0.72	$0.53	$0.67	$0.42
(1)Includes post-production costs such as gathering, processing, fractionation and compression.
(2)Excludes $27 million in merger-related expenses for the year ended December 31, 2022.
(3)Excludes $37 million and $76 million in merger-related expenses for the three months and year ended December 31, 2021, respectively. Excludes $7 million in restructuring charges for the year ended December 31, 2021.

Appalachia – In the fourth quarter, total production was 259 Bcfe, with NGL production of 87 MBbls per day and oil production of 13 MBbls per day. The Company drilled 15 wells, completed 12 wells, and placed 15 wells to sales with an average lateral length of 16,081 feet and average well cost of $857 per lateral foot.

In 2022, Appalachia’s total production was 1.1 Tcfe, including 97 MBbls per day of liquids. During 2022, the Company drilled 67 wells, completed 67 wells, and placed 63 wells to sales, with an average lateral length of 14,587 feet. At year-end, the Company had 24 drilled but uncompleted wells in Appalachia. During 2022, Appalachia well costs averaged $821 per lateral foot for wells placed to sales.

Haynesville – In the fourth quarter, total production was 168 Bcf. There were 18 wells drilled, 19 wells completed, and 13 wells placed to sales in the quarter with an average lateral length of 9,065 feet and average well cost of $1,927 per lateral foot.

Production for the year was 679 Bcf in Haynesville. The Company drilled 71 wells, completed 72 wells, and brought 70 wells to sales, with an average lateral length of 8,984 feet. The Company had 29 drilled but uncompleted wells at year-end. During 2022, Haynesville well costs averaged $1,758 per lateral foot for wells placed to sales.

E&P Division Results	For the three months ended December 31, 2022		For the year ended December 31, 2022
	Appalachia	Haynesville	Appalachia	Haynesville
Gas production (Bcf)	204	168	841	679
Liquids production
Oil (MBbls)	1,181	5	4,967	20
NGL (MBbls)	8,001	—	30,445	—
Production (Bcfe)	259	168	1,054	679

Capital investments ($ in millions)
Drilling and completions, including workovers	$181	$262	$758	$1,130
Land acquisition and other	23	6	68	20
Capitalized interest and expense	33	19	127	79
Total capital investments	$237	$287	$953	$1,229

Gross operated well activity summary
Drilled	15	18	67	71
Completed	12	19	67	72
Wells to sales	15	13	63	70

Total weighted average realized price per Mcfe, excluding derivatives	$5.19	$5.85	$5.99	$6.27

Wells to sales summary	For the three months ended December 31, 2022		For the year ended December 31, 2022
	Gross wells to sales	Average lateral length	Gross wells to sales	Average lateral length
Appalachia
Super Rich Marcellus	3	18,900	20	15,198
Rich Marcellus	7	14,711	17	12,983
Dry Gas Utica	2	12,366	12	12,665
Dry Gas Marcellus	3	18,935	14	17,311
Haynesville (1)	13	9,065	70	8,984
Total	28		133
(1)Gross wells to sales and average lateral length for the year ended December 31, 2022 includes wells drilled and completed by previous operators.
2022 Proved Reserves
The Company increased its total proved reserves to 21.6 Tcfe at year-end 2022, up from 21.1 Tcfe at year-end 2021. The increase was primarily related to extensions, discoveries and other additions, partially offset by production.

The after-tax PV-10 (standardized measure) of the Company’s reserves was $37.6 billion. The PV-10 value before the impact of taxes (non-GAAP) was $46.4 billion, including $31.4 billion from Appalachia and $15.0 billion from Haynesville. SEC prices used for the Company’s reported 2022 reserves were $6.36 per Mcf NYMEX Henry Hub, $93.67 per Bbl WTI, and $34.35 per Bbl NGLs.

Proved Reserves Summary	For the years ended December 31,
	2022	2021
Proved reserves (in Bcfe)	21,625	21,148

PV-10: (in millions)
Pre-tax	$46,435	$22,420
PV of taxes	(8,847)	(3,689)
After-tax (in millions)	$37,588	$18,731

Percent of estimated proved reserves that are:
Natural gas	80%	82%
NGLs and oil	20%	18%
Proved developed	56%	54%

2022 Proved Reserves by Division (Bcfe)	Appalachia	Haynesville	Total

Proved reserves, beginning of year	15,527	5,621	21,148
Price revisions	(4)	59	55

Performance revisions	381	136	517
Infill revisions	577	—	577
Changes in development plan	(991)	(333)	(1,324)
Performance and production revisions	(33)	(197)	(230)

Extensions, discoveries and other additions	1,273	1,155	2,428
Production	(1,054)	(679)	(1,733)
Acquisition of reserves in place	—	—	—
Disposition of reserves in place	(43)	—	(43)
Proved reserves, end of year	15,666	5,959	21,625

The Company reported 2022 proved developed finding and development (“PD F&D”) costs of $0.75 per Mcfe when excluding the impact of capitalized interest and portions of capitalized G&A costs in accordance with the full cost method of accounting. The 2022 PD F&D for Appalachia was $0.50 per Mcfe and Haynesville was $1.17 per Mcfe.

Proved Developed Finding and Development (1)	12 Months Ended December 31,
Total PD Adds (Bcfe):	2022
New PD adds	406
PUD conversions	2,160
Total PD Adds	2,566

Costs Incurred (in millions):
Unproved property acquisition costs	$202
Exploration costs	—
Development costs	2,021
Capitalized Costs Incurred	$2,223

Subtract (in millions):
Proved property acquisition costs	$—
Unproved property acquisition costs	(202)
Capitalized interest and expense associated with development and exploration (2)	(85)
PD Costs Incurred	$1,936

PD F&D (PD Cost Incurred / Total PD Adds)	$0.75
Note: Amounts may not add due to rounding
(1)Includes Appalachia and Haynesville.
(2)Adjusting for the impacts of the full cost accounting method for comparability.
Conference Call
Southwestern Energy will host a conference call and webcast on Friday, February 24, 2023 at 10:00 a.m. Central to discuss fourth quarter and fiscal year 2022 results. To participate, dial US toll-free 877-883-0383, or international 412-902-6506 and enter access code 1822604. The conference call will webcast live at www.swn.com.

A replay will also be available on SWN’s website at www.swn.com following the call.

About Southwestern Energy
Southwestern Energy Company (NYSE: SWN) is a leading U.S. producer and marketer of natural gas and natural gas liquids focused on responsibly developing large-scale energy assets in the nation’s most prolific shale gas basins. SWN’s returns-driven strategy strives to create sustainable value for its stakeholders by leveraging its scale, financial strength and operational execution. For additional information, please visit www.swn.com and www.swncrreport.com.

Investor Contact
Brittany Raiford
Director, Investor Relations
(832) 796-7906
brittany_raiford@swn.com

Forward Looking Statement
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These statements are based on current expectations. The words “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “model,” “target”, “seek”, “strive,” “would,” “approximate,” and similar words are intended to identify forward-looking statements. Statements may be forward looking even in the absence of these particular words.

Examples of forward-looking statements include, but are not limited to, the expectations of plans, business strategies, objectives and growth and anticipated financial and operational performance, including guidance regarding our strategy to develop reserves, drilling plans and programs (including the number of rigs and frac crews to be used), estimated reserves and inventory duration, projected production and sales volume and growth rates, projected commodity prices, basis and average differential, impact of commodity prices on our business, projected average well costs, generation of free cash flow, our return of capital strategy, including the amount and timing of any redemptions, repayments or repurchases of our common stock, outstanding debt securities or other debt instruments, leverage targets, our ability to maintain or improve our credit ratings, leverage levels and financial profile, our hedging strategy, our environmental, social and governance (ESG) initiatives and our ability to achieve anticipated results of such initiatives, expected benefits from acquisitions, potential acquisitions and strategic transactions, the timing thereof and our ability to achieve the intended operational, financial and strategic benefits of any such transactions or other initiatives. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. All forward-looking statements speak only as of the date of this news release. The estimates and assumptions upon which forward-looking statements are based are inherently uncertain and involve a number of risks that are beyond our control. Although we believe the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and we cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Therefore, you should not place undue reliance on any of the forward-looking statements contained herein.

Factors that could cause our actual results to differ materially from those indicated in any forward-looking statement are subject to all of the risks and uncertainties incident to the exploration for and the development, production, gathering and sale of natural gas, NGLs and oil, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, the costs and results of drilling and operations, lack of availability of drilling and production equipment and services, the ability to add proved reserves in the future, environmental risks, drilling and other operating risks, legislative and regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, the quality of technical data, cash flow and access to capital, the timing of development expenditures, a change in our credit rating, an increase in interest rates, our ability to increase commitments under our revolving credit facility, our hedging and other financial contracts, our ability to maintain leases that may expire if production is not established or profitably maintained, our ability to transport our production to the most favorable markets or at all, any increase in severance or similar taxes, the impact of the adverse outcome of any material litigation against us or judicial decisions that affect us or our industry generally, the effects of weather or power outages, increased competition, the financial impact of accounting regulations and critical accounting policies, the comparative cost of alternative fuels, credit risk relating to the risk of loss as a result of non-performance by our counterparties, impacts of world health events, including the COVID-19 pandemic, cybersecurity risks, geopolitical and business conditions in key regions of the world, our ability to realize the expected benefits from acquisitions and strategic transactions, our ability to achieve our GHG emission reduction goals and the costs associated therewith, and any other factors described or referenced under Item 7. “Management's Discussion and Analysis of Financial Condition and Results of Operations” and under Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022.

We have no obligation and make no undertaking to publicly update or revise any forward-looking statements, except as required by applicable law. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.
###

2023 Guidance

	1st Quarter	Total Year
PRODUCTION
Gas production (Bcf)	344 – 354	1,430 – 1,500
Liquids (% of production)	~13.5%	~13.0%
Total (Bcfe)	398 – 410	1,650 – 1,725

CAPITAL BY DIVISION (in millions)
Appalachia		40 – 45%
Haynesville		55 – 60%
Total D&C capital (includes land)		$1,970 – $2,230
Other		$30 – $50
Capitalized interest and expense		$200 – $220
Total capital investments		$2,200 – $2,500

PRICING
Natural gas discount to NYMEX including transportation (1)	$0.30 – $0.40 per Mcf	$0.55 – $0.70 per Mcf
Oil discount to West Texas Intermediate (WTI) including transportation	$9.00 – $11.00 per Bbl	$12.00 – $15.00 per Bbl
Natural gas liquids realization as a % of WTI including transportation (2)	28% – 36%	27% – 35%

EXPENSES
Lease operating expenses		$1.05 – $1.11 per Mcfe
General & administrative expense		$0.08 – $0.12 per Mcfe
Taxes, other than income taxes		$0.16 – $0.20 per Mcfe
Income tax rate (~100% deferred)		23.0%

GROSS OPERATED WELL COUNT (3)	Drilled	Completed	Wells To Sales	Ending DUC Inventory
Appalachia	53 – 58	64 – 69	68 – 73	8 – 13
Haynesville	60 – 65	64 – 69	70 – 75	15 – 20
Total Well Count	113 – 123	128 – 138	138 – 148	23 – 33
(1)Includes impact of transportation costs and expected ($0.07) — ($0.09) per Mcf impact (loss) and ($0.02) — ($0.04) per Mcf impact (loss) from financial basis hedges for the first quarter and full year of 2023, respectively.
(2)Annual guidance based on $74 per Bbl WTI.
(3)Based on the midpoint of capital investment guidance.

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended		For the years ended
	December 31,		December 31,
(in millions, except share/per share amounts)	2022	2021	2022	2021
Operating Revenues:
Gas sales	$2,040	$1,704	$9,101	$3,412
Oil sales	90	97	439	394
NGL sales	204	283	1,046	890
Marketing	1,048	861	4,419	1,963
Other	(2)	2	(3)	8
	3,380	2,947	15,002	6,667
Operating Costs and Expenses:
Marketing purchases	1,026	848	4,392	1,957
Operating expenses	410	365	1,616	1,170
General and administrative expenses	50	34	170	138
Merger-related expenses	—	37	27	76
Restructuring charges	—	—	—	7
Depreciation, depletion and amortization	313	212	1,174	546
Impairments	—	—	—	6
Taxes, other than income taxes	71	46	269	132
	1,870	1,542	7,648	4,032
Operating Income	1,510	1,405	7,354	2,635
Interest Expense:
Interest on debt	74	66	292	220
Other interest charges	3	4	13	13
Interest capitalized	(32)	(29)	(121)	(97)
	45	41	184	136

Gain (Loss) on Derivatives	1,450	1,025	(5,259)	(2,436)
Loss on Early Extinguishment of Debt	(8)	(34)	(14)	(93)
Other Income, Net	4	6	3	5

Income (Loss) Before Income Taxes	2,911	2,361	1,900	(25)
Provision (Benefit) for Income Taxes
Current	10	—	51	—
Deferred	—	—	—	—
	10	—	51	—
Net Income (Loss)	$2,901	$2,361	$1,849	$(25)

Earnings (Loss) Per Common Share
Basic	$2.63	$2.32	$1.67	$(0.03)
Diluted	$2.63	$2.31	$1.66	$(0.03)

Weighted Average Common Shares Outstanding:
Basic	1,101,245,262	1,015,779,264	1,110,564,839	789,657,776
Diluted	1,103,844,154	1,020,130,445	1,113,184,254	789,657,776

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	December 31, 2022	December 31, 2021
ASSETS	(in millions, except share amounts)
Current assets:
Cash and cash equivalents	$50	$28
Accounts receivable, net	1,401	1,160
Derivative assets	145	183
Other current assets	68	42
Total current assets	1,664	1,413
Natural gas and oil properties, using the full cost method	35,763	33,631
Other	527	509
Less: Accumulated depreciation, depletion and amortization	(25,387)	(24,202)
Total property and equipment, net	10,903	9,938
Operating lease assets	177	187
Long-term derivative assets	72	226
Other long-term assets	110	84
Total long-term assets	359	497
TOTAL ASSETS	$12,926	$11,848
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$—	$206
Accounts payable	1,835	1,282
Taxes payable	136	93
Interest payable	86	75
Derivative liabilities	1,317	1,279
Current operating lease liabilities	42	42
Other current liabilities	65	75
Total current liabilities	3,481	3,052
Long-term debt	4,392	5,201
Long-term operating lease liabilities	133	142
Long-term derivative liabilities	378	632
Pension and other postretirement liabilities	9	23
Other long-term liabilities	209	251
Total long-term liabilities	5,121	6,249
Commitments and contingencies
Equity:
Common stock, $0.01 par value; 2,500,000,000 shares authorized; issued 1,161,545,588 shares as of December 31, 2022 and 1,158,672,666 shares as of December 31, 2021	12	12
Additional paid-in capital	7,172	7,150
Accumulated deficit	(2,539)	(4,388)
Accumulated other comprehensive income (loss)	6	(25)
Common stock in treasury, 61,614,693 shares as of December 31, 2022 and 44,353,224 shares as of December 31, 2021	(327)	(202)
Total equity	4,324	2,547
TOTAL LIABILITIES AND EQUITY	$12,926	$11,848

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the years ended
	December 31,
(in millions)	2022	2021
Cash Flows From Operating Activities:
Net income (loss)	$1,849	$(25)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	1,174	546
Amortization of debt issuance costs	11	9
Impairments	—	6
(Gain) loss on derivatives, unsettled	(24)	944
Stock-based compensation	4	2
Loss on early extinguishment of debt	14	93
Other	2	(3)
Change in assets and liabilities, net of effect of mergers:
Accounts receivable	(240)	(425)
Accounts payable	390	261
Taxes payable	43	(4)
Interest payable	4	6
Inventories	2	(3)
Other assets and liabilities	(75)	(44)
Net cash provided by operating activities	3,154	1,363

Cash Flows From Investing Activities:
Capital investments	(2,115)	(1,032)
Proceeds from sale of property and equipment	72	4
Cash acquired in mergers	—	66
Cash paid in mergers	—	(1,642)
Net cash used in investing activities	(2,043)	(2,604)

Cash Flows From Financing Activities:
Payments on current portion of long-term debt	(210)	—
Payments on long-term debt	(612)	(1,177)
Payments on revolving credit facility	(12,071)	(6,628)
Borrowings under revolving credit facility	11,861	6,388
Change in bank drafts outstanding	79	5
Repayment of revolving credit facilities associated with mergers	—	(176)
Proceeds from exercise of common stock options	7	—
Proceeds from issuance of long-term debt	—	2,900
Debt issuance and other financing costs	(14)	(53)
Purchase of treasury stock	(125)	—
Cash paid for tax withholding	(4)	(3)
Net cash provided by (used in) financing activities	(1,089)	1,256

Increase in cash and cash equivalents	22	15
Cash and cash equivalents at beginning of year	28	13
Cash and cash equivalents at end of year	$50	$28

Hedging Summary
A detailed breakdown of the Company’s derivative financial instruments and financial basis positions as of February 21, 2023, including 2023 derivative contracts that have settled, is shown below. Please refer to our annual report on Form 10-K to be filed with the Securities and Exchange Commission for complete information on the Company’s commodity, basis and interest rate protection.

		Weighted Average Price per MMBtu
	Volume			Purchased
	(Bcf)	Swaps	Sold Puts	Puts	Sold Calls
Natural gas
2023
Fixed price swaps	504	$3.08	$—	$—	$—
Two-way costless collars	219	—	—	3.03	3.55
Three-way costless collars	215	—	2.09	2.54	3.00
Total	938
2024
Fixed price swaps	517	$3.54	$—	$—	$—
Purchase puts	5	—	—	4.00	—
Two-way costless collars	44	—	—	3.07	3.53
Three-way costless collars	11	—	2.25	2.80	3.54
Total	577

Call Options – Natural Gas (Net)	Volume	Weighted Average Strike Price
	(Bcf)	($/MMBtu)
2023	46	$2.94
2024	9	$3.00
Total	55

Natural gas financial basis positions	Volume	Basis Differential
	(Bcf)	($/MMBtu)
Q1 2023
Dominion South	33	$(0.74)
TCO	17	$(0.61)
TETCO M3	17	$1.81
Trunkline Zone 1A	3	$(0.29)
Total	70	$(0.08)
Q2 2023
Dominion South	34	$(0.75)
TCO	20	$(0.61)
TETCO M3	15	$(0.55)
Trunkline Zone 1A	3	$(0.29)
Total	72	$(0.65)
Q3 2023
Dominion South	34	$(0.75)
TCO	20	$(0.62)
TETCO M3	15	$(0.66)
Trunkline Zone 1A	4	$(0.29)
Total	73	$(0.68)
Q4 2023
Dominion South	33	$(0.75)
TCO	19	$(0.61)
TETCO M3	15	$(0.18)
Trunkline Zone 1A	3	$(0.29)
Total	70	$(0.57)
2024
Dominion South	46	$(0.71)
2025
Dominion South	9	$(0.64)

		Weighted Average Price per Bbl
	Volume			Purchased
	(MBbls)	Swaps	Sold Puts	Puts	Sold Calls
Oil
2023
Fixed price swaps	1,252	$61.89	$—	$—	$—
Purchased puts	171	—	—	73.50	—
Three-way costless collars	1,268	—	33.97	45.51	56.12
Total	2,691
2024
Fixed price swaps	913	$70.66	$—	$—	$—
2025
Fixed price swaps	41	$77.66	$—	$—	$—
Ethane
2023
Fixed price swaps	5,999	$11.56	$—	$—	$—
2024
Fixed price swaps	1,305	$10.81	$—	$—	$—
Propane
2023
Fixed price swaps	4,345	$36.15	$—	$—	$—
2024
Fixed price swaps	1,094	$35.70	$—	$—	$—
Normal Butane
2023
Fixed price swaps	677	$41.00	$—	$—	$—
2024
Fixed price swaps	329	$40.74	$—	$—	$—
Natural Gasoline
2023
Fixed price swaps	634	$65.31	$—	$—	$—
2024
Fixed price swaps	329	$64.37	$—	$—	$—

Explanation and Reconciliation of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and of prior periods.

One such non-GAAP financial measure is net cash flow. Management presents this measure because (i) it is accepted as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt, (ii) changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the Company may not control and (iii) changes in operating assets and liabilities may not relate to the period in which the operating activities occurred.

Another such non-GAAP financial measure is pre-tax PV-10. Management believes that the presentation of PV-10 is relevant and useful to our investors as supplemental disclosure to the standardized measure of discounted future cash flows (“standardized measure”), or after-tax PV-10 amount, because it presents the discounted future net cash flows attributable to our proved reserves prior to taking into account future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV-10 is based on a pricing methodology and discount factors that are consistent for all companies. Because of this, PV-10 can be used within the industry and by creditors and securities analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis. The difference between the standardized measure and the PV-10 amount is the discounted amount of estimated future income taxes.

Additional non-GAAP financial measures the Company may present from time to time are free cash flow, net debt, adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, all which exclude certain charges or amounts. Management presents these measures because (i) they are consistent with the manner in which the Company’s position and performance are measured relative to the position and performance of its peers, (ii) these measures are more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the Company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP.

	3 Months Ended December 31,		12 Months Ended December 31,
	2022	2021	2022	2021
Adjusted net income:	(in millions)
Net income (loss)	$2,901	$2,361	$1,849	$(25)
Add back (deduct):
Merger-related expenses	—	37	27	76
Restructuring charges	—	—	—	7
Impairments	—	—	—	6
(Gain) loss on unsettled derivatives (1)	(2,548)	(2008)	(24)	944
Loss on early extinguishment of debt	8	34	14	93
Other (gain) loss	3	(6)	4	(6)
Adjustments due to discrete tax items (2)	(660)	(568)	(386)	2
Tax impact on adjustments	583	468	(5)	(266)
Adjusted net income	$287	$318	$1,479	$831
(1)Includes ($7) million and ($4) million of non-performance risk adjustment for the three months ended December 31, 2022 and 2021, respectively, and $1 million non-performance risk adjustment for the twelve months ended December 31, 2021.
(2)The Company’s 2022 income tax rate is 23.0% before the impacts of any valuation allowance.

	3 Months Ended December 31,		12 Months Ended December 31,
	2022	2021	2022	2021
Adjusted diluted earnings per share:
Diluted earnings (loss) per share	$2.63	$2.31	$1.66	$(0.03)
Add back (deduct):
Merger-related expenses	—	0.04	0.02	0.10
Restructuring charges	—	—	—	0.01
Impairments	—	—	—	0.01
(Gain) loss on unsettled derivatives (1)	(2.31)	(1.97)	(0.02)	1.19
Loss on early extinguishment of debt	0.01	0.03	0.01	0.12
Other (gain) loss	0.00	(0.01)	0.01	(0.01)
Adjustments due to discrete tax items (2)	(0.60)	(0.55)	(0.34)	0.00
Tax impact on adjustments	0.53	0.46	(0.01)	(0.34)
Adjusted diluted earnings per share	$0.26	$0.31	$1.33	$1.05
(1)Includes ($7) million and ($4) million of non-performance risk adjustment for the three months ended December 31, 2022 and 2021, respectively, and $1 million non-performance risk adjustment for the twelve months ended December 31, 2021.
(2)The Company’s 2022 income tax rate is 23.0% before the impacts of any valuation allowance.

	3 Months Ended December 31,		12 Months Ended December 31,
	2022	2021	2022	2021
Net cash flow:	(in millions)
Net cash provided by operating activities	$958	$533	$3,154	$1,363
Add back (deduct):
Changes in operating assets and liabilities	(281)	63	(124)	209
Merger-related expenses	—	37	27	76
Restructuring charges	—	—	—	7
Net cash flow	$677	$633	$3,057	$1,655

	3 Months Ended December 31,		12 Months Ended December 31,
	2022	2021	2022	2021
Free cash flow:	(in millions)
Net cash flow	$677	$633	$3,057	$1,655
Subtract:
Total capital investments	(537)	(292)	(2,209)	(1,108)
Free cash flow	$140	$341	$848	$547

	3 Months Ended December 31,		12 Months Ended December 31,
	2022	2021	2022	2021
Adjusted EBITDA:	(in millions)
Net income (loss)	$2,901	$2,361	$1,849	$(25)
Add back (deduct):
Interest expense	45	41	184	136
Provision for income taxes	10	—	51	—
Depreciation, depletion and amortization	313	212	1,174	546
Merger-related expenses	—	37	27	76
Restructuring charges	—	—	—	7
Impairments	—	—	—	6
(Gain) loss on unsettled derivatives (1)	(2,548)	(2,008)	(24)	944
Loss on early extinguishment of debt	8	34	14	93
Other (gain) loss	3	(6)	4	(6)
Stock-based compensation expense	—	—	4	2
Adjusted EBITDA	$732	$671	$3,283	$1,779
(1)Includes ($7) million and ($4) million of non-performance risk adjustment for the three months ended December 31, 2022 and 2021, respectively, and $1 million non-performance risk adjustment for the twelve months ended December 31, 2021.

December 31, 2022
Net debt:	(in millions)
Total debt (1)	$4,414
Subtract:
Cash and cash equivalents	(50)
Net debt	$4,364
(1)Does not include $22 million of unamortized debt premium/discount and issuance expense.

December 31, 2022
Net debt to adjusted EBITDA:	(in millions)
Net debt	$4,364
Adjusted EBITDA	$3,283
Net debt to adjusted EBITDA	1.3x

December 31, 2022
Pre-tax PV-10:	(in millions)
PV-10 (standardized measure)	$37,588
Add back:
Present value of taxes	8,847
Pre-tax PV-10	$46,435